EXHIBIT 99.1

NERDWALLET REPORTS FIRST QUARTER 2023 RESULTS
Revenue of $169.6 million, Up 31% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $169.6 million
•GAAP net income of $1.7 million and $0.02 income per diluted share
•Adjusted EBITDA of $20.9 million
•Board of Directors approved a share repurchase plan with $20 million authorization and no expiration date
SAN FRANCISCO, CA—May 2, 2023—NerdWallet, Inc. (Nasdaq: NRDS), a platform that provides financial guidance to consumers and small and mid-sized businesses (SMBs), today reported financial results for its first quarter ended March 31, 2023.
“We delivered solid financial results in Q1 during a volatile economic climate,” said Tim Chen, Co-Founder and CEO of NerdWallet. “We focused on executing against our growth pillars to deliver value to consumers, expanding our financial guidance across verticals and acquisition channels, and investing in consumer experiences to drive continued growth in Registrations and Engagement. At this time of heightened uncertainty, we plan to operate with a long-term orientation, investing in areas with both immediate and future payoffs, while applying additional scrutiny to increase our near-term flexibility.”
“We’re pleased to announce a strong start to 2023, delivering revenue of $170 million, up 31% year-over-year,” said Lauren StClair, CFO of NerdWallet. “As we anticipate macro pressures ahead, NerdWallet continues to operate with efficiency and relentless improvement. We strive to operate a sustainable and profitable business, and our focus remains on delivering long-term value.”

FIRST QUARTER 2023 HIGHLIGHTS
•Credit cards revenue of $61.3 million grew 36% year-over-year, reflecting growing brand awareness and increased consumer intent combined with our deep alignment with partners to deliver quality matches.
•Loans revenue of $22.0 million was down 36% year-over-year, primarily due to decreases in mortgages and student loans driven by increasing interest rates and continuing macroeconomic headwinds, partially offset by growth in personal loans.
•Other verticals revenue of $86.3 million was up 74% year-over-year, driven by strong growth in banking, insurance and SMB products.
•We had 23 million average Monthly Unique Users (MUUs), which was up 7% year-over-year. We saw strong engagement in areas such as banking and travel products, and are also incorporating our acquisition of OTB in July 2022. Partially offsetting growth were declines from a continued challenging macroeconomic environment in both mortgages and investing.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Mar 31,	Mar 31,		Dec 31,
(in millions, except per share amounts)	2023	2022	YoY	2022	QoQ
Revenue	$169.6	$129.1	31%	$142.0	19%
Credit cards(1)	61.3	45.2	36%	53.1	15%
Loans(2)	22.0	34.3	(36%)	22.4	(2%)
Other verticals(3)	86.3	49.6	74%	66.5	30%

Income (loss) from operations	$(0.8)	$(9.1)	(91%)	$7.9	(110%)
Net income (loss)	$1.7	$(10.5)	NM	$8.9	(81%)

Net income (loss) per share
Basic	$0.02	$(0.16)	NM	$0.12	(83%)
Diluted	$0.02	$(0.16)	NM	$0.12	(83%)

Non-GAAP financial measure(4)
Adjusted EBITDA	$20.9	$8.9	134%	$31.0	(32%)

Cash and cash equivalents	$100.8	$161.6	(38%)	$83.9	20%
Average monthly unique users(5)	23	22	7%	20	19%
______________
(1)    Credit cards revenue consists of revenue from consumer credit cards.
(2)    Loans revenue includes revenue from personal loans, mortgages, student loans and auto loans.
(3)    Other verticals revenue includes revenue from other product sources, including SMB products, banking, insurance, investing and NerdWallet UK.
(4)    Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measure” for more information.
(5)    We define a Monthly Unique User as a unique user with at least one session in a given month as determined by unique device identifiers.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s first quarter 2023 financial results will be webcast live today, May 2, 2023 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.

SHARE REPURCHASE PLAN
NerdWallet’s Board of Directors approved a share repurchase plan with authorization to purchase up to $20 million of the Company’s Class A common stock. Subject to market conditions and other factors, the repurchase plan is intended to make opportunistic repurchases of NerdWallet’s Class A common stock to reduce its outstanding share count. Repurchases under the plan may be made in the open market, in privately negotiated transactions or otherwise in accordance with applicable securities laws and other restrictions. The amount and timing of repurchases will be determined at management's discretion and depend on a variety of factors, including business, economic and market conditions, regulatory requirements, prevailing stock prices and other considerations. The share repurchase plan has no time limit and may be modified, suspended or terminated at any time, and does not obligate the Company to acquire any particular amount of Class A Common Stock. The Company expects to fund repurchases with existing cash and cash equivalents.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available for consumers in the U.S., UK, Canada and Australia.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended March 31,		% Change
(in millions, except per share amounts)	2023	2022
Revenue	$169.6	$129.1	31%
Costs and Expenses:
Cost of revenue	13.8	7.7	78%
Research and development	19.5	17.4	12%
Sales and marketing	121.7	96.1	27%
General and administrative	15.4	13.1	19%
Change in fair value of contingent consideration related to earnouts	—	3.9	(100%)
Total costs and expenses	170.4	138.2	23%
Loss From Operations	(0.8)	(9.1)	(91%)
Other income (expense), net:
Interest income	1.0	—	NM
Interest expense	(0.2)	(0.2)	15%
Other losses, net	(0.1)	—	NM
Total other income (expense), net	0.7	(0.2)	NM
Loss before income taxes	(0.1)	(9.3)	(99%)
Income tax provision (benefit)	(1.8)	1.2	NM
Net Income (Loss)	$1.7	$(10.5)	NM

Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	$0.02	$(0.16)	NM
Diluted	$0.02	$(0.16)	NM

Weighted-Average Shares Used in Computing Net Income (Loss) Per Share Attributable to Common Stockholders
Basic	75.8	66.9
Diluted	79.7	66.9

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$100.8	$83.9
Accounts receivable—net	97.5	87.0
Prepaid expenses and other current assets	20.5	18.3
Total current assets	218.8	189.2
Property, equipment and software—net	50.8	49.1
Goodwill	111.4	111.2
Intangible assets—net	59.5	64.1
Right-of-use assets	10.6	11.3
Other assets	1.0	0.8
Total Assets	$452.1	$425.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12.0	$3.6
Accrued expenses and other current liabilities	37.1	37.9
Contingent consideration—current	30.9	30.9
Total current liabilities	80.0	72.4
Other liabilities—noncurrent	10.3	11.6
Total liabilities	90.3	84.0
Commitments and contingencies
Stockholders’ equity	361.8	341.7
Total Liabilities and Stockholders’ Equity	$452.1	$425.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Three Months Ended March 31,
(in millions)	2023	2022
Operating Activities:
Net income (loss)	$1.7	$(10.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11.7	7.2
Stock-based compensation	8.6	6.5
Change in fair value of contingent consideration related to earnouts	—	3.9
Deferred taxes	(0.1)	(0.7)
Non-cash lease costs	0.7	0.7
Other, net	1.4	0.2
Changes in operating assets and liabilities:
Accounts receivable	(11.8)	(15.2)
Prepaid expenses and other assets	(2.6)	(1.6)
Accounts payable	8.6	1.3
Accrued expenses and other current liabilities	(0.8)	9.7
Operating lease liabilities	(0.7)	(0.3)
Other liabilities	(0.3)	0.4
Net cash provided by operating activities	16.4	1.6
Investing Activities:
Capitalized software development costs	(7.3)	(6.6)
Purchase of property and equipment	(0.3)	(1.9)
Net cash used in investing activities	(7.6)	(8.5)
Financing Activities:
Proceeds from line of credit	7.5	—
Payments on line of credit	(7.5)	—
Proceeds from exercise of stock options	8.4	0.7
Tax payments related to net-share settlements on restricted stock units	(0.3)	—
Net cash provided by financing activities	8.1	0.7
Net increase (decrease) in cash and cash equivalents	16.9	(6.2)
Cash and Cash Equivalents:
Beginning of period	83.9	167.8
End of period	$100.8	$161.6

NON-GAAP FINANCIAL MEASURE
Adjusted EBITDA
We use Adjusted EBITDA in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, provision (benefit) for income taxes, and further exclude (1) losses (gains) on disposals of assets, (2) change in fair value of contingent consideration related to earnouts, (3) deferred compensation related to earnouts, (4) stock-based compensation, and (5) acquisition-related costs.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of this non-GAAP measure has certain limitations because it does not reflect all items of income and expense that affect our operations. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses);
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment, amortization of intangible assets, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and
•Adjusted EBITDA excludes acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, acquisition-related transaction expenses, contingent consideration fair value adjustments related to earnouts, and deferred compensation related to earnouts.
In addition, Adjusted EBITDA as we define it may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

We compensate for these limitations by reconciling Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, as follows:

	Three Months Ended March 31,		% Change
(in millions)	2023	2022
Net income (loss)	$1.7	$(10.5)	NM
Depreciation and amortization	11.7	7.2	64%
Stock-based compensation	8.6	6.5	32%
Acquisition-related retention	1.4	—	NM
Deferred compensation related to earnouts	—	0.4	(100%)
Change in fair value of contingent consideration related to earnouts	—	3.9	(100%)
Interest (income) expense, net	(0.8)	0.2	NM
Other losses, net	0.1	—	NM
Income tax provision (benefit)	(1.8)	1.2	NM
Adjusted EBITDA	$20.9	$8.9	134%

Net income (loss) margin	1%	(8%)
Adjusted EBITDA margin[1]	12%	7%
______________
(1)    Represents Adjusted EBITDA as a percentage of revenue.
FINANCIAL OUTLOOK
We are providing guidance for the second quarter of 2023:
•Revenue is expected in the range of $134 - $141 million, 10% year-over-year growth rate at midpoint
•Adjusted EBITDA is expected in the range of $17 - $19 million
Despite what we believe to be near-term macro headwinds in areas such as credit cards and insurance, which may pressure our revenue growth compared to Q1 2023 levels, we are focused on delivering profitability to ensure investment flexibility and drive sustainable growth across credit cycles. There will be variability in our quarterly margins, but we expect year-over-year increase in our 2023 annual Adjusted EBITDA margin.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock; depreciation and amortization expense from acquisitions; impairments of assets; gains or losses on extinguishment of debt and acquisition-related costs. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control. For more information regarding the non-GAAP financial measure discussed in this communication, please see “Non-GAAP Financial Measure” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, the statements in the section titled “Financial Outlook.” In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•the effect of macroeconomic developments, including but not limited to, inflation, rising interest rates, tightening credit markets and general macroeconomic uncertainty on our business results of operations, financial condition and stock price;
•our expectations regarding our future financial and operating performance, including total revenue, cost of revenue, Adjusted EBITDA and MUUs;
•our ability to grow traffic and engagement on our platform;
•our expected returns on marketing investments and brand campaigns;
•our expectations about consumer demand for the products on our platform;
•our ability to convert users into Registered Users and improve repeat user rates;
•our ability to convert consumers into matches with financial services partners;
•our ability to grow within existing and new verticals;
•our ability to expand geographically;
•our ability to maintain and expand our relationships with our existing financial services partners and to identify new financial services partners;
•our ability to build efficient and scalable technical capabilities to deliver personalized guidance and nudge users;
•our ability to maintain and enhance our brand awareness and consumer trust;
•our ability to generate high quality, engaging consumer resources;
•our ability to adapt to the evolving financial interests of consumers;
•our ability to compete with existing and new competitors in existing and new market verticals;
•our ability to maintain the security and availability of our platform;
•our ability to maintain, protect and enhance our intellectual property;
•our ability to identify, attract and retain highly skilled, diverse personnel;
•our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business;
•the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs;
•our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture;
•our ability to successfully identify, manage, and integrate any existing and potential acquisitions;
•our ability to achieve expected synergies, accretive value and other benefits from completed acquisitions; and
•our share repurchase plan, including expectations regarding the amount, timing and manner of repurchases made under the plan.
You should not rely on forward-looking statements as predictions or guarantees of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results or outcomes to be materially different from any future results expressed or implied by these forward-looking statements, including those factors described in filings we make with the SEC from time to time.
The forward-looking statements made in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Relations:
Caitlin MacNamee
ir@nerdwallet.com

Media Relations:
Maitri Jani
press@nerdwallet.com